Exhibit 10.2

Schedule to Form of Indemnification Agreement between

Ryerson Tull, Inc. and the following parties:

Jameson A. Baxter

Richard G. Cline

Russell M. Flaum

James A. Henderson

Gregory P. Josefowicz

Dennis J. Keller

Jerry K. Pearlman

Neil S. Novich

Martha Miller de Lombera

Anré D. Williams

Jay M. Gratz

Gary J. Niederpruem

James M. Delaney

Stephen E. Makarewicz